Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made effective as of the 18th of Ju1y, 2012, by and between VALVEXCHANGE, INC., a Delaware corporation (the “Borrower”) and CRYOLIFE, INC., a Florida corporation (together with its successors and assigns, the “Lender”).

R E C I T A L S:

The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of July 6, 2011, as amended by that certain First Amendment to the Loan Agreement dated as of August 26, 2011 (as so amended, the “Loan Agreement”).

Capitalized terms used in this Second Amendment which are not otherwise defined in this Second Amendment shall have the respective meanings assigned to them in the Loan Agreement.

The Borrower and the Lender wish to amend the Loan Agreement in certain respects.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Second Amendment.

SECTION 2. Amendment. The Loan Agreement is hereby amended as set forth in this Section 2:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the definition of “FDA” in proper alphabetical order therein, to read as follows:

“FDA” means the United States Food and Drug Administration.

(b) The definition of “Material Adverse Effect” contained in Section 1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Material Adverse Effect” shall mean any material adverse effect on (a) the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby; (b) the properties, operations, business or condition (financial or otherwise) of Borrower; (c) the ability of Borrower to fulfill any obligation under any of the Loan Documents; or (d) the Collateral; provided, however, that no facts, circumstances, changes or effects resulting primarily from or arising primarily out of the following shall be deemed to be or constitute a Material Adverse Effect, and no facts, circumstances, changes or effects resulting primarily from or arising primarily out of the following shall be taken into account when determining whether a Material Adverse Effect has occurred: (i) the determination by, or the delay of a determination by, the FDA or its European equivalent, or any panel or advisory body empowered or appointed thereby, with respect to the approval, non-approval or disapproval of any products (other than Borrower’s products) similar to or competitive with Borrower’s products and product candidates; (ii) substantial delay by Borrower in completing its clinical trials or filing for regulatory approval with the FDA or its European equivalent; (iii) adverse patient results in Borrower’s clinical trials of its products or product candidates including patient fatalities; provided, however, that a determination to halt or suspend clinical trials may be taken into account in determining whether a Material Adverse Effect has occurred; or (iv) the determination by, or the delay of a determination by, the United States Patent and Trademark Office or its European equivalent, or any panel or advisory body empowered or appointed thereby, with respect to the approval, non-approval or disapproval of any of Borrower’s General Intangibles.

(c) Section 2.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

2.1. The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower from time to time during the Loan Term; provided that, immediately after each Advance is made, the aggregate principal amount of outstanding Advances shall not exceed the Commitment; provided further that each Advance shall be in the amount of $500,000 or $1,000,000; and provided further that the aggregate principal amount of outstanding Advances at any time shall not exceed $1,000,000 until on or after October 1, 2012. Lender shall have no obligation to make any Advance if doing so would, after giving effect thereto, cause the Advances made to exceed the Commitment. Within the foregoing limits, Borrower may borrow Advances under this Section, repay or prepay Advances and reborrow any principal amounts under the Commitment at any time before the Termination Date. Borrower shall use the proceeds of the Advances only for its working capital, general corporate purposes, development of Borrower’s proprietary exchangeable heart valve system, closing costs in respect of Lender’s counsel’s fees up to $25,000, closing costs in respect of the Equity Raise up to $50,000, and other fees and expenses payable by Borrower pursuant to Section 10.3(a) hereof; provided that in no event shall proceeds of the Advances be used to finance (whether directly or indirectly) any Permitted Acquisitions.

(d) Subsection (a) of Section 9.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(a) Borrower shall fail to pay within 15 days of the date due any principal of or interest on the Notes, any fee or other amounts due to Lender hereunder or any other Loan Document, or (except as provided in (b) and (c) below) any other Obligations; or

(e) Subsection (b) of Section 9.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(b) Borrower shall default on the performance of any agreement, covenant, or obligation contained in Section 6.1, 6.4, 6.5, 6.6, 6.12, 6.13, 6.14 or Section 7, and such default is not cured within 15 days of the date of notice from Lender, to the extent curable; or

(f) Subsection (c) of Section 9.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Borrower shall fail, prior to September 20, 2012, to (a) transfer all funds contained in the Wells Fargo accounts listed on Schedule 5.15 hereto into the accounts at Colorado Business Bank set forth on Schedule 5.15 hereto, and (b) deliver evidence reasonably satisfactory to Lender that such funds have been so transferred and that all accounts at Wells Fargo have been closed.

(g) Subsection (f) of Section 9.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(f) Borrower shall default in any obligation which (i) is owed to Lender or any of Lender’s Affiliates and (ii) arose under any agreement other than a Loan Document, including but not limited to the First Rights Agreement, and in each case, such default is not cured within 15 days of the date of notice from Lender, to the extent curable; or

(h) Subsection (k) of Section 9.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(k) The occurrence of an event that has a Material Adverse Effect, which is not cured within 10 days of the date of notice from Lender.

(i) Section 9.2 of the Loan Agreement is hereby amended to include a new subsection 9.2(e) at the end thereof to read in its entirety as follows:

(e) Subject to the last sentence of Section 9.2, Lender may exercise its right of exclusive Control of Borrower’s account or accounts that are subject to a Control agreement by delivering to the depository institution a notice of exclusive control, access termination notice, or such other notice as is required under the relevant Control agreement.

(j) Section 9.2 of the Loan Agreement is hereby amended to include a new sentence at the end thereof to read as follows:

Notwithstanding anything herein to the contrary, Lender and Borrower agree that:

(i) If an event having a Material Adverse Effect has occurred, (A) during the 10-day cure period described in Subsection 9.l(k), Borrower shall not withdraw more than $250,000 from its Controlled deposit accounts in the aggregate during the 10-day cure period described in Subsection 9.1(k), which shall be used only for working capital purposes in the ordinary course of business until the Material Adverse Effect is cured, and (B) after the expiration of such 10-day cure period, Borrower shall not withdraw any funds from any deposit accounts until such Event of Default is cured.

(ii) If Lender shall exercise its right of exclusive Control of Borrower’s account or accounts pursuant to Section 9.2(e), Lender agrees not to remove funds from the account for its own benefit for a 90-day period thereafter, during which time Borrower shall have the right to request Lender make disbursement from the Controlled deposit account for (x) up to $250,000 for any reason and (y) after that $250,000 has been disbursed, thereafter only for Borrower’s working capital and general corporate purposes; provided that:

(A)	such requests from Borrower shall not be made more frequently than once per calendar week; and

(B)	each request shall be submitted by Borrower to Lender in writing and shall state the intended use of the funds, together with evidence supporting such use as Lender may request, including but not limited to purchase orders and invoices, such evidence to be satisfactory to Lender in its sole discretion.

Any decision by Lender under this clause (y) of this Section 9.2(ii) as to whether or not to disburse such funds from a deposit account of which it has Control shall be in the reasonable discretion of the Lender. Nothing in this Section 9.2 shall be construed or serve to lessen Lender’s sole dominion and Control of the subject account as long as Lender’s decision is made in good faith.

(k) Section 10.3 of the Loan Agreement is hereby amended to read in its entirety as follows:

10.3. Indemnity By Borrower; Expenses. In addition to all other Obligations, the obligations and liabilities described in this Section 10.3 shall constitute Obligations and shall be in addition to, and cumulative of, any other indemnification provisions set forth in any other Loan Document. Borrower agrees to defend, protect, indemnify, and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants, and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs, and expenses (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, from and after the Closing Date, as a result of or arising from or relating to (a) all legal, accounting, appraisal, consulting, and other fees, costs, and expenses incurred by Lender or any of its Affiliates in connection with their due diligence effort (including, without limitation, public records searches, recording fees, examinations, and investigations of the properties of Borrowers and its operations), negotiation, preparation, execution, performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated hereby or thereby, perfection of Lender’s Liens in the Collateral, maintenance of the Loan by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents, or work-out or restructuring of the Obligations; provided that Borrower shall not be required to pay in excess of $25,000 for any fees, costs or expenses set forth in clause (a) above for the initial closing of the Loan on the Closing Date; (b) any suit, investigation, action, or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation, or common law principle, arising from or in connection with Lender’s making extensions of credit or furnishing funds to Borrower under this Agreement; (c) Lender’s preservation, administration, and enforcement of its rights under the Loan Documents and applicable law, including, without limitation, (i) all fees, costs of collection, attorneys’ fees and expenses of, or advances by, Lender which Lender pays or incurs (A) in discharge of obligations of Borrower, (B) to inspect, repossess, remove, transport, deliver, protect, store, preserve, complete, collect, store, sell or otherwise dispose of any Collateral, or (C) in connection with the appointment and administration of any receiver; (ii) the administration of and actions relating to any Collateral, this Loan Agreement or the other Loan Documents and the transactions contemplated hereby and thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, including, for the avoidance of doubt, any costs, expenses, or advances by Lender under any agreement providing for Control over any Collateral, or to maintain any insurance required hereunder or to verify Collateral; and (iii) subject to Section 6.5, each inspection, audit, field examination, or appraisal with respect to Borrower, whether prepared by Lender’s personnel or a third party; and (d) attorneys’ fees of counsel for Lender incurred in connection therewith, whether any suit is brought or not and whether incurred at trial or on appeal; (e) any civil penalty or fine assessed by OFAC against Lender or any Affiliate of Lender and all reasonable costs and expense (including, without limitation, attorneys’ fees actually incurred) incurred in connection with defense thereof by Lender or such Affiliate, as a result of Lender’s making extensions of credit hereunder, the acceptance of payments due under the Loan Documents or acceptance of Collateral; (f) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct; (g) any liability for payment of any state documentary stamp taxes, intangible taxes, or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery, or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender (or its counsel) or Borrower with respect to the applicability of such tax; and (h) any payment made by Lender or any of its Affiliates with respect to any taxes or other amount payable by Borrower required to be paid by the terms of this Agreement or any other Loan Agreement and which may be reasonably necessary to protect or preserve any Collateral or Borrower’s or Lender’s interests therein.

Borrower’s obligation for indemnification and reimbursement for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs, and expenses of Lender or any of its Affiliates shall be part of the Obligations, shall be secured by the Collateral, shall be due and payable by Borrower ON DEMAND and shall survive termination of this Agreement.

(l) Schedule 5.15 attached hereto amends and restates Schedule 5.15 to the Loan Agreement in its entirety.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Second Amendment and the obligations of the Lender hereunder are subject to the following conditions, unless the Lender waives such conditions:

(a) receipt by the Lender from each of the parties hereto of a duly executed original counterpart of this Second Amendment signed by such party; and

(b) the fact that the representations and warranties of the Borrower contained in Article V of the Loan Agreement and Section 5 of this Second Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. This Second Amendment is not intended to effect, nor shall it be construed as, a novation. The Loan Agreement and this Second Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended. The Lender does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, as hereby amended, the Loan Agreement being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Loan Agreement, as amended, is in full force and effect.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) As of the date hereof, the Borrower has no Deposit Accounts other than those listed on Schedule 5.15, as amended hereby.

(b) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Loan Agreement or any other Loan Document has occurred and is continuing unwaived by the Lender on the date hereof.

(c) The Borrower has the power and authority to enter into this Second Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(d) This Second Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(e) The execution and delivery of this Second Amendment and the Borrower’s performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of the Borrower, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are or may become bound.

SECTION 6. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of the State of Georgia. This Second Amendment is intended to be effective as an instrument executed under seal.

SECTION 8. Essence of Time. Time is of the essence of this Second Amendment.

SECTION 9. Fees and Expenses. Borrower hereby agrees that all fees and expenses (including, but not limited to, reasonable legal fees of the Lender’s counsel) incurred in connection with the preparation and execution of this Second Amendment shall be borne by the Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Second Amendment as of the day and year first above written.

BORROWER:

VALVEXCHANGE, INC.

By:	/s/ Larry O. Blankenship

Name:	Larry O. Blankenship

Title:	President and CEO

LENDER:

CRYOLIFE, INC.

By:	/s/ D.A. Lee

Name:	D.A. Lee

Title:	EVP, CFO, COO

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED

MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.15

DEPOSIT ACCOUNTS

Name and address of depository information	Account number	Type of Account
Key Bank	[***]	Checking
Key Bank	[***]	Checking

7288 Lagae Road City of Castle Pines
Wells Fargo	[***]	Checking
Wells Fargo	[***]	Checking
Wells Fargo	[***]	Savings
Wells Fargo	[***]	Savings

1740 Broadway Denver, CO 80274 MAC 07301-030

Colorado Business Bank	[***]	Checking
Colorado Business Bank	[***]	Checking
Colorado Business Bank	[***]	Savings

15710 W Colfax Ave Golden, CO 80401